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                                                                    Exhibit g(2)

                             CitiFunds Income Trust
                              388 Greenwich Street
                            New York, New York 10013

                                __________ __, 2001

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:   CitiFunds Income Trust - Custodian Contract

Ladies and Gentlemen:

      Pursuant to Section 17 of the Custodian Contract dated as of ________ __, ____ (the "Contract"), between CitiFunds Income Trust (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Citi Short-Term U.S. Government Income Fund (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

      Please sign below to evidence your agreement to render such services as custodian on behalf of the Series as a beneficiary under the Contract.



                              CITIFUNDS INCOME TRUST

                              By: ________________________________

                              Title: _____________________________

Agreed:
STATE STREET BANK AND TRUST COMPANY

By: ______________________________________

Title: ___________________________________